Exhibit 32.1

Certifications of Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350 of Chapter 63 of Title 18 of the United States Code

Pursuant to U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of LightPath Technologies, Inc. (the “Company”) does hereby certify, to the best of such officer’s knowledge, that:

1. The Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 26, 2006	/s/ KENNETH BRIZEL
Kenneth Brizel, Chief Executive Officer

The certifications set forth above are being furnished as an exhibit to the Report solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, as amended.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.